EXHIBIT 10.2
                       Form of Tanger Management Agreement

                                 SHOPPING CENTER
                              MANAGEMENT AGREEMENT



         THIS SHOPPING CENTER MANAGEMENT AGREEMENT (the "Agreement") is entered into and made effective as of __________________, 2003 (the "Effective Date") between the entities set forth on Exhibit A (each an "Owner"; collectively referred to herein as "Owners"), and TANGER PROPERTIES LIMITED PARTNERSHIP, a North Carolina limited partnership ("Property Manager") having its principal office in Greensboro, North Carolina (such office herein referred to sometimes as the "Corporate Office"). Owners and Property Manager are sometimes referred to in this Agreement collectively as the "Parties" and individually as a "Party".

                                    RECITALS

         A. Owners are the owners or lessees of those certain retail outlet shopping centers listed on Exhibit B attached hereto together with the building and other improvements located thereon (each a "Center"'; collectively referred to herein as the "Centers"). The allocated gross leaseable area for each Center is set forth on Exhibit B, with an aggregate of 3,273,041 square feet of gross leaseable area for all of the Centers ("GLA").

         B. Owners and Property Manager wish to enter into this Agreement pursuant to which Property Manager will manage the Centers upon the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.   APPOINTMENT  AND TERM.  Owners  hereby  grant to  Property  Manager,  as an independent contractor, and Property Manager accepts, the sole and exclusive right to manage, operate and lease the Centers subject to the terms and provisions of this Agreement.

1.1 Term. The term of this Agreement shall begin on ____________, 2003 (the "Commencement Date") and shall continue in full force and effect until December 31, 2009 (the "Primary Term") unless otherwise terminated as provided herein. Unless either Party notifies the other Party in writing that it does not wish to extend the term of this Agreement at least one hundred twenty (120) days prior to the end of the then pending term, the term of this Agreement shall be extended for successive one calendar year terms (an "Extended Term") upon the same terms and conditions set forth herein for the Primary Term including the payment of Compensation calculated in the same manner as the Compensation for the Primary Term.

2.   COMPENSATION

2.1  Management  Leasing  Fee. As  compensation  for  services to be provided by
     Property   Manager   pursuant  to  this  Agreement   ----------------------
     ("Compensation"), Owners shall pay Property Manager:

     (a) Management and Leasing Fee. An annual "Management and Leasing Fee" in an amount equal to the product of (x) One Dollar ($1.00) and (y) the GLA, as the same may be reduced pursuant to the terms of this Agreement; plus

         (b) Incentive Fee.

          (i) An annual management "Incentive Fee" in an amount equal to 33.33% of the amount by which Net Operating Income (as defined herein) for the Centers in any calendar year exceeds the Net Operating Income for the twelve calendar months ending on July 31, 2003 (the "Base Period"); provided however, the Net Operating Income for the Base Period shall be adjusted by increasing or decreasing the management fee payable during the Base Period to an amount equal to $1.00 per square foot of GLA); and provided, further, the annual Incentive Fee shall in no event exceed $800,000.00 (the "NOI Cap") or such reduced amount in the event one or more Centers are not subject to this Agreement as more particularly described in
               Section 2.1(c). If the Commencement Date occurs on a date other than January 1 or this Agreement terminates on a date other than December 31, the Incentive Fee for either the first year or the last year of this Agreement or both, to the extent applicable, shall be prorated and equal to 33.33% of the amount by which Net Operating Income for that portion of the calendar year exceeds Net Operating Income for the same portion of the calendar year in the Base Period but not to exceed a prorated portion of the NOI Cap. A calculation of the Net Operating Income for the Base
               Period, with the management fee adjustment described above is attached hereto as Exhibit C. ---------

          (ii) For purposes of this Agreement "Net Operating Income" shall mean for any period, the Operating Revenues (as defined below) for such period less Operating Expenses (as defined below) for such period.

               "Operating Revenues" shall mean all operating revenues of the Centers calculated on the accrual basis in accordance with generally accepted accounting principals ("GAAP") other than straight lining of rents including, payments from a tenant for the early termination of a tenant lease, business interruption insurance proceeds, vending income but excluding (i) extraordinary items of income as defined under GAAP applied on a consistent basis, (ii) sales, excise or any similar taxes collected, (iii) proceeds of sales involving dispositions of capital assets, furniture and equipment or operating equipment,
               (iv) proceeds from any financing, (v) any capital contributions or loans made by Owner or the equityholders in Owner, (vi) security deposits delivered by tenants (unless applied to rental income upon termination of a lease), (vii) rents paid for more than one month in advance, (viii) proceeds under that certain Amended and Restated Private Redevelopment Contract Pursuant to Tuscola, Illinois Redevelopment Project Area Tax Increment dated November 22, 1999 (except, and to the same extent that, any portion thereof was included in income for the Base Period) and
               (ix) proceeds from condemnation or sale in lieu of or under threat of condemnation, proceeds of insurance (other than business interruption insurance proceeds).

               "Operating Expenses" shall mean all costs and expenses of the Centers calculated on an accrual basis in accordance with GAAP, including, without limitation, the Management and Leasing Fee payable hereunder, real estate taxes, insurance premiums and employee costs but excluding (i) depreciation and amortization,
               (ii) income taxes, (iii) interest expense and (iv) other items which would be capitalized under GAAP, such as, tenant allowances and property improvements.

          (c) Reductions in Management and Leasing Fee and Incentive Fee. In the event one or more Centers are no longer subject to this Agreement,

               (i) the NOI Cap shall be reduced by an amount equal to the product of (x) the NOI Cap and (y) the percentage for such Center as set forth in the column entitled "Base Year NOI Percentage" on Exhibit B attached hereto;

               (ii) the  total GLA shall be  reduced  by an amount  equal to the allocated GLA for each Center no longer subject to this Agreement as set forth on the column entitled "Allocated GLA" on Exhibit B attached hereto; and

               (iii)the Net  Operating  Income  for any  such  Center  shall  be excluded from the calculation of the Base Period Net Operating Income and all subsequent years for purposes of determining the Incentive Fee.

2.2  Payment of Fees.

          (a) Management and Leasing Fee. The annual Management and Leasing Fee payable to Property Manager pursuant to this Agreement shall be paid by Owners to Property Manager in equal monthly installments in advance on the first day of each calendar month; provided, however, in the event the GLA is reduced pursuant to this Agreement, the annual Management and Leasing Fee shall be adjusted accordingly and subsequent monthly payments for that current calendar year following such reduction shall equal the product of (x) $1 and (y) the adjusted GLA divided by 12.

          (b) Incentive Fee. The Incentive Fee shall be payable annually on or before March 1 of each calendar year.

3.   RESPONSIBILITIES OF PROPERTY MANAGER.

     3.1 Management Standards. Subject to the availability of funds, Property Manager will operate, manage and maintain the Centers in a manner consistent with the current standards, practices, policies, and procedures now in effect and which have historically been in effect and used in the management and operation of Tanger Factory Outlet Shopping Centers (the "Management Standard"). Property Manager shall
          (i) act with due care in Property Manager's management of Owners' funds and property and (ii) avoid conflicts of interest or self-dealing; provided, Owners acknowledge that Property Manager owns and manages other retail shopping centers and nothing herein will affect, limit or restrict its continued ownership and management of those and additional Centers except as expressly provided in Section
          7.8 hereof. In carrying out its responsibilities under the Management Standard, Property Manager shall act in a (i) fiduciary capacity with respect to funds of Owners in its possession and (ii) commercially reasonable manner to do the following on behalf of Owners:

          (a) Operations. Enter into contracts with and supervise persons or firms providing maintenance, repair, custodial and trash removal services for common areas of the Center including the sidewalks, parking lots, landscaped areas and public bathrooms; provided, however, Property Manager shall not enter into any such contracts not cancellable on 30 days' notice without Owners prior written consent. All expenditures under such contracts shall be consistent with the approved Operating Budget. All contracts shall be assignable to Owners' nominee and, if this Agreement is terminated pursuant to Section 6, Property Manager shall, at Owners' discretion, assign to the applicable Owner or Owner's nominee all service and other contracts pertaining to the relevant Centers. Owners, at their cost and expense, shall acquire and maintain for the benefit of Owners (and Property Manager as an additional named insured) public liability insurance and fire and extended coverage insurance on the improvements which are part of the Centers in amounts to be determined by Owners. At any Owner's request, Property Manager shall remit premiums for such insurance coverage as part of the services provided by Property Manager.

               (b) Marketing. Enter into contracts with and assist and supervise persons and firms providing advertising services for the Centers through newspapers, brochures, radio, television, billboards and other promotional avenues. Property Manager provides services customarily provided by outside advertising agencies and shall be paid compensation therefor on a monthly basis a marketing fee in an amount equal to fifteen percent (15%) of all of the expenditures incurred for the marketing, advertising and promotion of the Centers, but only to the extent paid from a marketing fund consisting of funds collected from tenants or contributed by Owner, at its election, pursuant to an approved Operating Budget. No fee shall be otherwise payable by Owners to Property Manager in connection with the performance of such marketing activities.

               (c)  Leasing.

                    (i) Solicit replacement tenants for vacant retail space in the Centers, solicit extensions of leases by existing tenants by renewal leases or modifications of leases, negotiate replacement or renewal leases, supervise the preparation and execution of a standard form of lease approved by Owners (including any modifications thereof approved by Owners) and coordinate any legal services required in connection with the negotiation and execution of leases on the standard form lease. Property Manager will submit the economic terms of each proposed lease to Owner for approval (an "Economic Approval Request"), which approval may be given or withheld in Owner's sole discretion. A lease substantially in the form of the lease approved by Owners for the Centers which contains (x) economic terms consistent with the economic terms described in the Economic Approval Request and (y) does not impose any other material obligations on the relevant Owner, shall be deemed approved by such Owner. Owners will use diligent effort to execute and return such lease executed by the prospective tenant to Property Manager within seven business days. Property Manager shall use diligent efforts to collect (but makes no guarantee with respect to such collection) all rents (including percentage rentals and escalation billings resulting from tenant participation in increases in expenses, taxes and common area maintenance charges) and other charges which may become due at any time from any tenant or from others for services provided in connection with or for the use of any Center or any portion thereof. Property Manager may not terminate any lease, lock out a tenant, institute suit for rent or for the possession of the premises without prior written approval of the Owners.

                    (ii) Owners will approve a standard form of lease for use in leasing retail space within the Centers and any modifications thereto with respect to a particular location within a Center. All leases must be signed, or approved in writing, by the applicable Owner. Property Manager shall not be responsible for and Owners shall pay the charges of all persons and firms contracted with and/or retained by Property Manager to provide services in the operation of the Centers other than Property Manager's customary employees who are not located at the Centers so long as such charges are reflected on the Operating Budget. With the approval of Owners, Property Manager may engage the services of attorneys selected by Property Manager to represent Owners in connection with the Property Manager's leasing and collection activities for the Centers. Owners shall be responsible for and shall promptly pay the fees charged and costs advanced by such legal counsel.

               (d) Repairs. Subject to the annual Operating Budget, Property Manager shall supervise, coordinate and administer the making and supervision of all ordinary and extraordinary repairs, alterations and decorations of the Centers.

               (e) Accounting; Financial. Property Manager shall pay bills and generate statements/reports as follows (or reports generated by Property Manager's property management system from time to time and which contain substantially similar information):

         Statement/Report                            Delivery Schedule
-----------------------------------------  -------------------------- ----------
Rent Roll consisting of Monthly Tenant     Monthly - 10th business day following
Charges                                    end of calendar month
-----------------------------------------  -------------------------------------
Tenant Aged Delinquency Report             Monthly - 10th business day following
                                           end of calendar month
-----------------------------------------  -------------------------------------
Monthly and Quarterly Balance Sheet        Monthly - 10th business day following
                                           end of calendar month

                                           Quarterly - 10th business day
                                           following end of each fiscal quarter
-----------------------------------------  -------------------------------------
Monthly and Year-to-Date Actual vs Budget  Monthly - 10th business day
Income Statement - Summary                 following end of calendar month

-----------------------------------------  -------------------------------------
Monthly and Year-to-Date Actual vs Budget  Monthly - 10th business day
Income Statement - Detailed month          following end of calendar

----------------------------------------- -------------------------------------
Monthly and Year-to-Date Comparative       Monthly - 10th business day following
Sales Report                               end of calendar month
----------------------------------------- -------------------------------------
Monthly Expense Distribution Report        Monthly - 10th business day following
(Check Register)                           end of calendar month
----------------------------------------- -------------------------------------
Proposed Business Plan for Next            No later than November 1 for the
calendar Year                              following year commencing with
                                           January 1
----------------------------------------- --------------------------------------
Quarterly Operating Statements (showing    Within 45 days following the end
quarterly activity, year-to-date activity  each calendar quarter and stating operating revenues, operating
expenses, capital expenditures, net
operating income and net cash flow for
the Centers for the calendar quarter
just ended
----------------------------------------- --------------------------------------
Annual Reporting - Current balance sheet,  Within 60 days following the end of
a detailed operating statement stating     each fiscal year
operating revenues, operating expenses,
capital expenditures, net operating
income and net cash flow for the Centers
----------------------------------------- --------------------------------------
Such additional information regarding     Within 30 days after Owners'request
the Centers that Owners may reasonably
request and Property Manager can
reasonably obtain
----------------------------------------- --------------------------------------


          (f) Compliance With Laws. To the extent it receives notice thereof or has knowledge thereof, Property Manager shall be responsible for alerting Owner as to any violation of federal, state and municipal laws, ordinances, regulations and orders relative to the renting, use, operation, repair and maintenance of the Centers and with the rules, regulations or orders of the local Board of Fire Underwriters or other similar body (collectively, "Applicable Laws"). Property Manager will use all commercially reasonable efforts to ensure that the Centers comply with Applicable Laws. Property Manager shall not in the performance of its services hereunder violate the terms of any mortgage, deed of trust or other security instrument binding on or affecting the Centers, but Property Manager shall not be required to make any payment or incur any liability in order to comply with the terms or conditions of any such mortgage, deed of trust or other security instrument and Property Manager shall in no event be liable in any respect to Owner's lender(s) and shall have no liability to any party in respect to any amounts owed by Owner to its lender(s), except in connection with those loan documents to which Property Manager is a direct party.

          (g) Insurance. Property Manager shall secure and maintain, at its sole cost and expense, with one or more insurance companies, satisfactory to Owners workers' compensation and employer's liability insurance covering all employees of Property Manager in accordance with the laws of the state in which the Centers are located and Property Manager shall furnish satisfactory evidence of the foregoing insurance to Owners.


4. PROPERTY PERSONNEL.

     4.1 Property Personnel. Property Manager shall hire, employ, compensate, supervise and discharge all employees required in connection with the operation and management of the Center. All such personnel shall, in every instance, be employees of Property Manager or a subsidiary or affiliate of Property Manager. Property Manager shall be solely responsible for the recruiting, hiring, training and supervising of all Center staff. Property Manager shall take such actions as may be necessary to comply with the provisions of wage, hour, safety, health, income tax, social security, unemployment compensation, workman's compensation and similar laws, regulations and requirements relating to the Center staff. The "Operating Budget" (as defined below) shall include as a line item the salary and benefits of such employees which are to be paid or reimbursed to Property Manager and the payment of such salaries and benefits shall be at Owners' expense. Employees of the Centers may include the following:

     (a) Center Manager. To increase sales and traffic at the Centers through: management of the physical facility; implementation of the marketing plan; providing the shopper a pleasant shopping environment; and development of positive and productive relationships with vendors, tenants, shoppers and the local community.

     (b) Operations/Assistant Manager. To manage the operation of the physical facility and ensure customers are provided with customer service under the direction of the Center Manager. The Assistant Manager will assist Center Manager in managing the center and share the responsibility for operations and marketing. The Assistant Manager supports the activities by assisting with supervising maintenance, office support, customer service and implementing marketing efforts.

     (c) Administrative Assistant. Provide administrative support to the Center Manager by assisting with the implementation of operations efforts and marketing activities.

     (d) Customer Service Representative. To assist customers with questions or problems to ensure a pleasant shopping experience and perform general office duties.

     (e) Maintenance Staff. To maintain the cleanliness and good operating order of the Center. This involves basic janitorial duties, repairs, preventative maintenance and support for promotional programs.

     (f) Trolley Driver. To provide customers with transportation between stores and answer questions thereby ensuring a pleasant shopping experience.

     4.2 Off-site Personnel. Owners shall not be responsible for the payment of any salaries or benefits in connection with off-site personnel of Property Manager, including without limitation, general management personnel, accountants (except if there is no on-site accountant) and auditors (except for third party auditors hired to prepare statements for the Centers).

5. OPERATING BUDGETS; BUSINESS PLANS AND OPERATING ACCOUNTS

     5.1 Operating Budgets and Business Plan.

          (a) Property Manager shall on or before November 1st of each calendar year, prepare and submit to Owners for approval a proposed Business Plan for the ensuing calendar year. The Business Plan shall include, without limitation, each of the following items containing the most current information with regard thereto then available: (i) a comprehensive survey of the market in which each Center is competing, (ii) a detailed description of the renovation, refurbishment, maintenance, repair and management of the Centers, including, without limitation, any planned or required improvements to the Centers, (iii) a forecast of the capital spending requirements of each Owner for the succeeding three year period, (iv) a detailed Operating Budget, (v) a detailed marketing report, and (vi) a detailed Income Projection.

          (b) Following receipt of the proposed Business Plan, Owners shall deliver a notice to Property Manager either approving such Business Plan or stating any objections to any information contained in or omitted from such Business Plan and setting forth the nature of such objection. Upon receipt of such notice, Owners and Property Manager shall in good faith attempt to resolve any differences with respect to the proposed Business Plan.

          (c) If a Business Plan for any calendar year has not been approved by January 1st of that year, Property Manager shall continue to operate the Centers under the Business Plan for the previous year until a new Business Plan is approved by Owners, with such adjustments to the Operating Budget contained therein as may be necessary to reflect approved contracts or leases, deletion of non-recurring expense items set forth on the previous Operating Budget and increased insurance costs, taxes, utility costs and debt service payments.

          (d) Property Manager shall operate the Centers under annual Operating Budgets which shall be prepared and submitted by Property Manager to Owners for approval.

          (e)  For purposes of this Agreement:

               (i) "Business Plan" means the annual plan to be adopted by Owners for the renovation, refurbishment, operating, marketing, leasing, refinancing and/or disposition of the Centers, which shall include and incorporate the Operating Budget and Income Projection prepared in form and manner consistent with Property Manager's then current standards, practices, policies and procedures.

               (ii) "Operating Budget" means the annual budget,  prepared by the
                    Property Manager, and approved in writing by Owners, and setting forth the estimated capital and operating expenses of Owners for the then-current or immediately succeeding fiscal year and for each month and each quarter of each such fiscal year, in such detail as Owners shall require.

              (iii) "Income  Projection" means the projected income on a monthly and quarterly basis from all sources in connection with the use and operation of the Centers, including, but not limited to, income from rent, percentage rent, additional rent, common area maintenance reimbursement, promotion reimbursement, and other income.

     5.2 Payment of Expenses. Expenses for the Center which do not exceed the projected expenses in the approved Operating Budget may be paid by Property Manager from the Operating Account for the Centers subject to the following limitations and conditions:

               (a) Major Expenditures. Expenditures in excess of $10,000 (other than mortgage payments, payment for real estate taxes, utilities and insurance and payments required to be made to tenants as part of Owner's obligations under a lease or license agreement and payments of the compensation payable to Property Manager under this Agreement) shall be paid only with the prior written approval of Owner.

               (b) Emergency Expenditures. Property Manager may pay an expense of up to $25,000 which is required by reason of an emergency although the expense is not included within the approved Operating Budget provided Property Manager has been unable to contact Owner after reasonable efforts and provided that Property Manager continuously endeavors by reasonable efforts to keep Owner informed of the nature of the emergency and the necessity of each such expenditure. All costs of ownership and operation of the Centers shall be borne by Owners. In performing its duties hereunder, Property Manager shall not be obligated to expend or advance any of its own funds and shall be excused from such duties which involve (i) an expenditure that is not in the approved Operating Budget or otherwise approved by Owners or (ii) any expenditure if there are not sufficient funds in the Operating Accounts to pay it.

     5.3  Operating Account; Security Deposit Account.

          (a) Property Manager shall maintain an operating account (the "Operating Account") in a bank having an office in Greensboro, North Carolina selected by Owners (the "Bank"). The Operating Account shall be in the name of, and the property of, Owners and shall be solely for the deposit of monies belonging to Owners and not for deposit for monies of Property Manager or others. The signature of an officer (two officers for withdrawals of over $5,000.00) or the authorized signature(s) of a manager or agent of Owners shall be required for withdrawal of monies from the Operating Account. The names of such officers of Property Manager shall be promptly furnished to Owners. Property Manager is authorized to maintain one or more lockboxes for receipt of income from the Centers.

          (b) On or before the tenth (10th) day of each calendar month, Property Manager shall remit to Owners (or otherwise pursuant to written instructions from Owners) all funds on hand in the Operating Account as of the last day of the immediately preceding month less the Reserve (as defined below) and any other funds designated by Owner to be retained in the Operating Account. Unless otherwise agreed by Owners and Property Manager, the Property Manager shall retain an amount (the "Reserve") in the Operating Account equal to at least $50,000.00 per Center plus
               (i) expected expenditures within the next 30 days for approved capital projects (including tenant improvement allowance), insurance premiums and real estate taxes, (ii) tenant security deposits, and (iii) mortgage payment if Property Manager is responsible for making such payment. Without the prior written approval of Owners, Property Manager shall retain no funds in the Operating Account other than the Reserve and any other funds designated by Owners to be retained in the Operating Account and those collected subsequent to the last day of the immediately preceding month.

          (c) Notwithstanding the foregoing, (i) Property Manager agrees to abide by the terms of any loan in connection with the Centers and deposit all funds received by Property Manager in connection with the operation of the Centers to the extent required by the terms of the underlying loan agreement and (ii) Property Manager shall prepare all financial and property related reports for delivery to any lender as required pursuant to the terms of any loan affecting the Centers.

6. TERMINATION

     6.1 Owner's Rights of Termination. Notwithstanding anything to the contrary contained in this Agreement, Owners may terminate this Agreement immediately upon written notice to Property Manager upon the occurrence of any of the following events which shall be referred to as a "Property Manager Event of Default":

          (a) Property Manager's failure to observe or perform any or all of the material covenants and provisions of this Agreement which involves the misapplication of funds, willful misconduct, fraud or a breach of a fiduciary duty;

          (b) the occurrence of a "Minimum Return Failure Event" (as defined in the Limited Liability Company Agreement of COROC Holdings L.L.C. dated as of October 3, 2003) has occurred;

          (c) filing of a petition for bankruptcy by or against Property Manager, or in the event that Property Manager shall make an assignment for the benefit of creditors or take advantage of any insolvency act;

          (d) violation by Property Manager or any affiliate of the radius restrictions more particularly described in Section 7.8; and

          (e) failure by Property Manager to observe or perform any or all of monetary covenants and provisions of this Agreement upon ten (10) days' written notice delivered to Property Manger or failure to observe or perform any other material covenant and provision of this Agreement if Property Manager has not cured such default within 30 days of written notice from Owner or such default has not been waived by Owner within such 30 day period.

     6.2 Property Manager's Right of Termination. Notwithstanding anything to the contrary contained in this Agreement, Property Manager may terminate this Agreement upon the occurrence of any of the following events which events are herein referred to as "Owner Event of Default":

          (a) failure by any Owner to observe or perform any or all of the non-monetary covenants and provisions of this Agreement within thirty (30) days after written notice of such default, if such Owner has not cured such default within 30 days of written notice from Property Manager or such default has not been waived by Property Manager within such 30 day period;

          (b) failure by any Owner to observe or perform any or all of the monetary covenants and provisions of this Agreement upon ten (10) days' written notice delivered to such Owner, including but not limited to failure to pay expenditures which are in the Operating Budget or which have otherwise been approved by Owners (this grace period is not in addition to but is co-existent with any other applicable grace period provided in this Agreement); and

          (c) filing of a petition for bankruptcy by or against any Owner, or in the event that any Owner shall make an assignment for the benefit of creditors or take advantage of any insolvency act.

     6.3  Mutual Termination Rights.

     (a) Either party may terminate this Agreement upon written notice to the other (i) upon a sale or other disposition of all of the Centers, (ii) if COROC Holding, L.L.C., directly or indirectly, ceases to own at least 50% of the outstanding membership interest of Owner whether through a sale or otherwise, or (iii) otherwise as set forth in this Agreement.

     (b) Either party may terminate this Agreement upon written notice to the other as it relates to one or more Centers upon a sale or other disposition of any such Center. In the event this Agreement is terminated as it relates to one or more Center, such Center shall be deemed deleted from this Agreement for all purposes and except for such modification, this Agreement shall remain in full force and effect.

     6.4 Final Accounting. Upon termination of this Agreement for any reason, Property Manager shall deliver to Owners within 60 days of termination the following documentation with respect to the Centers:

          (a) A final accounting, reflecting the balance of income and expenses of the Property as of the date of termination or withdrawal;

          (b) Any balance of monies of Owners or tenant security deposits, or both, held by Property Manager with respect to the Centers; and

          (c) All records, contracts, leases, receipts for deposits, unpaid bills or other papers or documents which pertain to the Centers.


7. MISCELLANEOUS PROVISIONS

     7.1  Notices.   All  notices,   requests,   demands,   claims,   and  other
          communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to Property Manager, to:

                  Tanger Properties Limited Partnership
                  3200 Northline Avenue, Suite 360
                  P.O. Box 10889 Greensboro, North Carolina 27408
                  Attention:   Mr. Steven B. Tanger

         If to Owners, to:

                  ---------
                  c/o Blackstone Real Estate Acquisitions
                  345 Park Avenue, 32nd Floor
                  New York, New York 10154
                  Attention:  Mr. Gary M. Sumers

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above (using any other means, including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     7.2 Relationship. Notwithstanding anything to the contrary contained herein, Property Manager shall be an independent contractor performing management functions for Owners but shall, at all times, be subject to the provisions of this Agreement with respect to managerial decisions. Nothing herein shall create an agency coupled with an interest.

     7.3 Insufficient Income. If at any time the cash in the Operating Account for the Centers shall not be sufficient to pay the bills and charges incurred in connection with the operation of the Centers, Property Manager shall notify Owners immediately of such condition or the potential of such condition. Property Manager shall also provide to Owners a sources and uses statement to document such cash shortages and Owners shall provide sufficient monies to eliminate such cash shortage.

     7.4 Limited Liability. This Agreement and all documents, agreements, understandings and arrangements relating to this transaction have been negotiated, executed and delivered on behalf of Tanger Properties Limited Partnership by its authorized agent or by Tanger GP Trust, its sole general partner or officers thereof in their representative capacity and not individually, and bind only Tanger Properties Limited Partnership. No employee, agent, officer, partner or shareholder of Tanger Properties Limited Partnership, Tanger GP Trust or Tanger Factory Outlet Centers, Inc. shall be bound or held to any personal liability in connection with the obligations of Tanger Properties Limited Partnership hereunder, and any person or entity dealing with Tanger Properties Limited Partnership in connection therewith shall look solely to Tanger Properties Limited Partnership for the payment of any claim or for the performance of any obligation hereunder. The foregoing shall also apply to any future documents, agreements, understandings, and arrangements which may relate to this transaction.

     7.5 State Law. This Agreement shall be construed, interpreted and applied in accordance with, and shall be governed by, the laws of the State of Delaware, except with respect to local law applicable to Property Manager's authority to conduct business or business practices in connection with the management of the Centers.

     7.6  Assignment.

          (a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Property Manager and Owners and their respective successors and permitted assigns.

          (b) Assignment by Owner. Owners may assign its rights and obligations under this Agreement to any successor person or entity to the entity currently constituting Owner, any person who shall acquire all or substantially all of Owners' assets and any purchaser of all of the Centers. If any such successor entity assumes all obligations of the Owners hereunder, Owners shall be thereafter fully relieved and fully discharged from any liability or responsibility in connection with the matters set forth in this Agreement arising on and after the later of (i) the date of such assignment and assumption, or (ii) the date Property Manager is notified in writing of such assignment and assumption.

          (c) Assignment by Property Manager. Property Manager may not assign this Agreement without the prior written consent of Owners, provided that so long as Property Manager remains primarily responsible, Property Manager may without Owners' prior written consent, subcontract, at no additional cost to Owners, with any affiliate of Property Manager for the performance of any of the services to be performed by Property Manager hereunder. The transfer of a majority in interest of the voting stock or general partnership interests in Property Manager or any material change in the individuals having operating responsibility for Property Manager shall not be deemed an assignment of this Agreement.

     7.7 Approval. When agreement, approval or consent of Owners is required under the terms of this Agreement, such agreement, approval or consent shall not be unreasonably withheld, conditioned or delayed. Any request for agreement, approval or consent of Owner shall be directed by Property Manager to an officer of Owners. The Owners may designate one of its officers as a representative of Owners with respect to this Agreement. Property Manager shall be entitled to rely upon communications to and from that designated officer until Property Manager receives written notice from Owners of the election or appointment of another or a successor officer as the representative of Owners with respect to this Agreement.

     7.8 Non-Competition. Property Manager hereby agrees that neither Property Manager nor any Affiliate of Property Manager shall, directly or indirectly, develop, finance, operate, manage or acquire any direct or indirect interest in any retail outlet shopping center (other than the existing center located in Myrtle Beach, South Carolina) located within a 15 mile radius of the Center (a "Competing Center") without the prior written consent of the Owner.

     7.9 Subsidiaries and Affiliates. Property Manager shall not engage or pay any compensation to any affiliate or subsidiary of Property Manager for the provision of goods or services in connection with this Agreement unless (a) such party is fully qualified and experienced to provide the required goods or services, (b) both the scope of services and the compensation payable to such affiliate or subsidiary for the goods or services are consistent with then current market standards for arm's length transactions, (c) Property Manager discloses such engagement to Owners as a transaction with an affiliate or subsidiary of Property Manager, and (d) Owners, in its sole and absolute discretion approves such engagement in writing.

     7.10 Amendments. This Agreement may not be changed, modified or amended, except by a written instrument executed by Property Manager and Owners.

     7.11 Representation. Property Manager represents and warrants that it is fully qualified and licensed, to the extent required by local law, to manage real estate and perform all of its duties and obligations hereunder.

     7.12 Enforceability. If any provision of this Agreement or the application of any provision to any person or circumstances is held invalid or unenforceable, the remainder, and the application of that provision to other persons or circumstances, shall remain valid and enforceable, to the extent permitted.

     7.13.Counterparts.   This   Agreement  may  be  executed  in  two  or  more
          counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.14 Subordination. To the extent required by any lender loaning money to the Centers, Owners and Property Manager agree that any rights with respect to the real property on and in which the Centers are operated arising by reason of this Agreement shall in all respects be and is hereby expressly made subordinate and inferior to the liens and/or security interests of any mortgage or deed of trust hereafter, from time to time, encumbering all or any portion of the Centers, together with all other instruments securing payment of the indebtedness secured by such mortgage or deed of trust and all amendments, modifications, supplements, extensions and revisions of such mortgage, deed of trust and such other instruments (collectively, "Mortgage"). Property Manager shall execute any and all subordination agreements, estoppel certificates and other documents required by the lender under any such indebtedness secured by the Centers to further evidence the subordination of Property Manager's rights with respect to the real property to any such Mortgage. Compensation paid and payable to Property Manager under this Agreement in the ordinary course of business shall not be subordinate in any manner to the payment of the indebtedness evidenced by such Mortgage. Failure to pay such compensation to Property Manager shall constitute an Owner Event of Default even if resulting from action or failure to act by the holder of any such Mortgage and Property Manger shall be entitled to exercise any rights and remedies available hereunder upon such Owner Event of Default.

     7.15 Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, reimbursement, cause of action or other right.

     7.16 No Recording. Neither this Agreement nor any memorandum or notice of this Agreement may be recorded by Property Manager without the prior written consent of Owners.

     7.17 No Interest in Real Estate. Notwithstanding anything to the contrary contained herein, Property Manager acknowledges and agrees that nothing stated in this Agreement shall vest Property Manager with an interest in real property, including a leasehold estate therein, and all rights to the use or possession of any Center and the real estate shall automatically terminate upon the termination of this Agreement.

     7.18 ERISA Matters. The parties acknowledge that Owners are indirect subsidiaries of an entity (the "Parent") that is intended to qualify as a "real estate operating company" (a "REOC") within the meaning of the U.S. Department of Labor plan asset regulation (Section 2510.3-101, Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations) and that it is intended that Owners will have the right, pursuant to this Agreement, to substantially participate directly in the management and development of the Centers. Without limiting the generality of the foregoing, notwithstanding any other provision of this Agreement, and without prejudice to the other rights provided to Owners under this Agreement, Property Manager agrees (i) to permit Owners to visit and inspect the Centers and inspect and copy the books and records of the Centers, at such times as Owners shall reasonably request; (ii) to periodically (at least quarterly) provide Owners with information and reports regarding Property Manager's operation and management of the Centers and the performance of its duties under this Agreement; (iii) to periodically (at least quarterly) consult with Owners with respect to the operation and management of the Centers and the performance of Property Manager's duties under this Agreement and
          (iv) to provide Owners with such other rights of participation in the management or development of the Centers as may reasonably be determined by Owners to be necessary to enable the Parent to qualify as a REOC, provided such additional rights do not materially adversely affect Property Manager's ability to perform its duties under this Agreement or the economic benefits enjoyed by Property Manager under this Agreement. Property Manager agrees to consider, in good faith, the recommendations of Owners in connection with the matters on which it is consulted as described above.





                         [Execution on subsequent pages]

         IN WITNESS HEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.



                              PROPERTY MANAGER
                              TANGER PROPERTIES LIMITED PARTNERSHIP
                              a North Carolina limited partnership

                              By: Tanger GP Trust, its sole general partner

                              By: ______________________
                              Name:
                              Title:


                              OWNERS